Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

by and among

FIVE OAKS INVESTMENT CORP.,

XL INVESTMENTS LTD,

OAK CIRCLE CAPITAL PARTNERS LLC,

MESSRS. CARROLL, CHONG, COMISSO, FLYNN AND OSTON

AS WELL AS

EACH OTHER PARTY HERETO FROM TIME TO TIME

Dated as of December 18, 2012

1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of December 18, 2012 (this “Agreement”), among Five Oaks Investment Corp., a Maryland corporation (the “Company”), the investors whose names appear from time to time on Schedule I hereto (the “Qualified Holders”), the investors whose names and addresses appear from time to time on Schedule II hereto (the “Manager Plan Investors”) and the investors whose names and addresses appear from time to time on Schedule III hereto (the “XL Transferee Investors”).  The Qualified Holders, the Manager Plan Investors and the XL Transferee Investors are referred to collectively as the “Shareholders”.

RECITALS

WHEREAS, the Company and XL Investments Ltd (the “XL Fund Investor”) are bound by a Registration Rights Agreement, dated as of May 16, 2012 (the “Prior Agreement”);

WHEREAS, on September 29, 2012, the Company issued the XL Fund Investor warrants to purchase certain shares of Common Stock at an exercise price of 105% of the Company Initial Public Offering price of its Common Stock in such offering;

WHEREAS, concurrently herewith, the Company will adopt the Five Oaks Investment Corp. Manager Equity Plan (the “Manager Equity Plan”), pursuant to which the Company may issue shares of Common Stock to the Management Company and to the Company’s independent directors, consultants or officers whom the Company may directly employ, and in turn, the Management Company may grant such awards it receives to its employees, officers (including the Company’s current officers), members, directors or consultants;

WHEREAS,  the Company and the XL Fund Investor each desire to amend and restate the Prior Agreement in its entirety to, among other things, include as Registrable Securities the Warrants and the shares of Common Stock issued to qualified participants under the Manager Equity Plan; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that the Company enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree that the Prior Agreement shall currently be terminated and replaced in its entirety by this Agreement, and the parties hereto further covenant and agree as follows:

SECTION 1.                            Definitions.  The following terms have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person.  No holder of Registrable Securities nor any of its

Affiliates shall be deemed to be an “Affiliate” of the Company for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Common Stock” shall mean the common stock, par value $0.01, of the Company, any securities into which such shares of common stock shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares of common stock.

“Company” shall have the meaning set forth in the Preamble to this Agreement.

“Company Initial Public Offering” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Economic Interest” shall mean, with respect to the Management Company, an interest in the income and profits of the Management Company.

“Employee Shareholder” shall mean each officer, director, employee or consultant of the Company or any of its subsidiaries who both holds Registrable Securities and is a party to this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended and in effect at the time.

“Indemnified Beneficiary” shall have the meaning assigned to such term in Section 11(c) of this Agreement.

“Indemnified Party” shall have the meaning assigned to such term in Section 11(a) of this Agreement.

“Indemnified Person(s)” shall have the meaning assigned to such term in Section 11(b) of this Agreement.

“Initial Members” shall mean David Carroll, Paul Chong, Darren Comisso, Thomas Flynn, and David Oston.

“Initiating Shelf Take-Down” shall have the meaning assigned to such term in Section 4(f) of this Agreement.

“Institutional Holders” shall mean, collectively, the Qualified Holders and the Significant XL Transferee Investors.

“Management Committee” shall mean the Management Committee of the Management Company.

“Management Company” shall mean Oak Circle Capital Partners LLC, a Delaware limited liability company.

“Management Company SMI” shall mean the Class A-2 Units of the Management Company.

“Manager Equity Plan” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Manager Plan Investors” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Member” shall mean any Person who or which is a voting or non-voting member of the Management Company.

“Membership Interest” shall mean, with respect to any Member, the entire interest of such Member in the Management Company and in the capital, income and profits of the Management Company (including, without limitation, the right to distributions, liquidating or otherwise, and the right to allocations).

“Non-Warrant Registration” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Permitted Assignee” shall have the meaning assigned to such term in Section 13(c) of this Agreement.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or other enterprise, or any governmental or political subdivision or agency, bureau, department or instrumentality thereof.

“Principal Member” shall mean each Initial Member and each other Person holding a Membership Interest in the Management Company (other than the Management Company SMI) representing ten percent (10%) or more of either the then outstanding Voting Interests or Economic Interests in the Management Company.

“Prior Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Qualified Holder” shall have the meaning assigned to such term in the Preamble to this Agreement.

“register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” shall mean (i) the Warrants, (ii) any shares of Common Stock issuable pursuant to the Warrants, (iii) any shares of Common Stock currently held or hereafter acquired by the Shareholders, and (iv) any other securities issued or issuable with respect to such shares of Common Stock by way of share split, share dividend, recapitalization, exchange or similar event or otherwise.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended and in effect at the time.

“Shareholders” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Shelf Holder” shall have the meaning assigned to such term in Section 4(e) of this Agreement.

“Shelf Period” shall have the meaning assigned to such term in Section 4(d) of this Agreement.

“Shelf Registration Statement” shall have the meaning assigned to such term in Section 4(a) of this Agreement.

“Shelf Take-Down” shall have the meaning assigned to such term in Section 4(f) of this Agreement.

“Significant XL Transferee Investors” shall have the meaning assigned to such term in Section 13(c)(iii).

“Underwritten Shelf Take-Down” shall have the meaning assigned to such term in Section 4(f) of this Agreement.

“Underwritten Shelf Take-Down Notice” shall have the meaning assigned to such term in Section 4(f) of this Agreement.

“Violation” shall have the meaning assigned to such term in Section 11(a) of this Agreement.

“Voting Interest” shall mean with respect to the Management Company the percentage of votes a Person is entitled to cast at a meeting of Members of the Management Company.

“Warrant Registration” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Warrants” shall mean the warrants to purchase Common Stock originally issued to the XL Fund Investor on September 29, 2012, as amended from time to time.

“XL Fund Entity” shall mean the XL Fund Investor and its Permitted Assignees and successors.

“XL Fund Investor” shall have the meaning assigned to such term in the Recitals to this Agreement.

“XL Transferee Investors” shall have the meaning assigned to such term in the Preamble to this Agreement.

SECTION 2.                            Request for Registration (Demand Registration).

(a)                                 At any time on or after one hundred eighty (180) days following the consummation of the first underwritten public offering registered under the Securities Act covering the offer and sale of Common Stock, directly or indirectly through an Affiliate established for such purpose, to the public (a “Company Initial Public Offering”), upon the written request from one or more Qualified Holders that the Company file a registration statement on an appropriate form under the Securities Act covering the registration of (i) at least a majority of the Registrable Securities represented by the Warrants then owned by the Qualified Holders with an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $5,000,000 (a “Warrant Registration”) or (ii) at least a majority of the Registrable Securities (excluding Warrants) then owned by the Qualified Holders with an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $5,000,000 (a “Non-Warrant Registration”), then the Company shall:

(i)                                     within ten (10) days of the receipt thereof of a requested Warrant Registration, give written notice of such request to all holders of Warrants which are then Registrable Securities;

(ii)                                  within ten (10) days of the receipt thereof of a requested Non-Warrant Registration, give written notice of such request to all holders of Registrable Securities (other than Warrants);

(iii)                               as to any Warrant Registration, file as soon as reasonably practicable, and in any event within ninety (90) days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities represented by Warrants (A) which such Qualified Holders request to be registered within twenty (20) days of the mailing of notice by the Company in accordance with Section 2(a)(i) and (B) with respect to which the Company received written requests for inclusion therein within twenty (20) days of the mailing of notice by the Company in accordance with Section 2(a)(i); provided, however, for the avoidance of doubt, no Registrable Securities other than Warrants shall be included in any Warrant Registration; and

(iv)                              as to any Non-Warrant Registration, file as soon as reasonably practicable, and in any event within ninety (90) days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities (other than Warrants) (A) which such Qualified Holders request to be registered within twenty (20) days of the mailing of notice by the Company in accordance with Section 2(a)(ii) and (B)

with respect to which the Company received written requests for inclusion therein within twenty (20) days of the mailing of notice by the Company in accordance with Section 2(a)(ii);  provided, however, for the avoidance of doubt, no Warrants shall be included in any Non-Warrant Registration.

(b)                                 If the Qualified Holders initiating a registration request pursuant to Section 2(a) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of the request made pursuant to Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(a).  The underwriter will be selected by such Qualified Holders and shall be reasonably acceptable to the Company, or if such Qualified Holders so direct, the Company shall select the underwriter, which shall be reasonably acceptable to such Qualified Holders.  In such event, the right of any holder of Registrable Securities to include such holder’s Registrable Securities in such registration in accordance with the terms of Section 2(a) hereof shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Qualified Holders and such holder) to the extent provided herein.  All holders of Registrable Securities proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  In connection with any offering involving an underwriting of shares of the Common Stock pursuant to this Section 2, if the underwriters advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such offering in accordance with the terms of Section 2(a) exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such offering (i) first, shall be allocated pro rata among the Institutional Holders that have requested to participate in such offering based on the relative number of Registrable Securities requested to be included in such offering in accordance with the terms of Section 2(a) by each such Institutional Holder (provided that any securities thereby allocated to an Institutional Holder that exceed such Institutional Holder’s request shall be reallocated among the remaining requesting Institutional Holders in like manner); (ii) second, and only if all the securities referred to in clause (i) have been included in such offering, shall be allocated pro rata among the Shareholders (excluding the Institutional Holders) that have requested to participate in such offering based on the relative number of Registrable Securities requested to be included in such offering in accordance with the terms of Section 2(a) by each such Shareholder (provided that any securities thereby allocated to a Shareholder that exceed such Shareholder’s request shall be reallocated among the remaining requesting Shareholders in like manner); (iii) third, and only if all the securities referred to in clauses (i) and (ii) have been included in such offering, the number of securities that the Company proposes to include in such offering that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect; and (iv) fourth, and only if all of the securities referred to in clause (iii) have been included in such offering, any other securities eligible for inclusion in such offering that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect; provided, however, for the avoidance of doubt, no Warrants shall be included in any Non-Warrant Registration and no Registrable Securities or other securities other than Warrants shall be included in any Warrant Registration.

(c)                                  Notwithstanding the foregoing, if the Company shall furnish to holders of Registrable Securities requesting a registration statement pursuant to this Section 2, a certificate signed by the chief investment officer or another responsible officer of the Company stating that in the good faith judgment of the Management Committee of the Management Company, the filing of such registration statement would materially interfere with or otherwise adversely affect in any material respect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company, or that would be materially detrimental to the Company and its stockholders because such filing would (A) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (B) render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of a Qualified Holder; provided, however, that the Company may not utilize this right more than twice in any twelve (12)-month period.

(d)                                 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2 for a holder of Registrable Securities:

(i)                                     after the Company has effected two Warrant Registrations initiated by a Qualified Holder pursuant to Section 2(a) and two Non-Warrant Registrations initiated by a Qualified Holder pursuant to Section 2(a), and each such registration has been declared or ordered effective; provided, however, that such registrations each remain effective under the Securities Act until the earlier of (1) an aggregate of ninety (90) days after the effective date thereof and (2) the consummation of the distribution by the holders participating in such registration of all of the Registrable Securities covered thereby; or

(ii)                                  during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 3 hereof; provided, however, that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statements to become effective.

SECTION 3.                            Company Registration (Piggyback Registration).  If the Company, directly or indirectly through an Affiliate established for such purpose, proposes to register (including for this purpose a registration effected by the Company for equity owners other than the holders of Registrable Securities) any of its Common Stock under the Securities Act in connection with the public offering of such Common Stock (other than a Company Initial Public Offering or pursuant to a registration statement on Form S-8 or any successor to such Form), the Company shall, at such time, promptly give each holder of Registrable Securities written notice of such registration setting forth the date on which the Company proposes to file such registration statement (which date shall be no earlier than thirty (30) days from the date of such notice).  Upon the written request of a holder of Registrable Securities given within twenty (20) days after mailing of such notice by the Company in accordance with Section 13(l), the Company shall cause to be registered under the Securities Act all of the Registrable Securities (other than Warrants) that each such holder of Registrable Securities has requested to be registered and take any and all other actions reasonably necessary under United States federal or state laws or otherwise to permit such holders of Registrable Securities to effect the proposed sale or other disposition of the Registrable Securities (other than Warrants).  The Company shall have the right to terminate or withdraw any registration statement contemplated by this Section 3, whether or not any holder of Registrable Securities has elected to include any Registrable Securities in such registration.  If the managing underwriter or underwriters of any proposed underwritten offering of Registrable Securities included in a Piggyback Registration informs the Company and the Shareholders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Shareholders and any other Persons intend to include in such offering in accordance with the terms of this Section 3 exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be (i) first, 100% of the securities that the Company or any Person (other than a Shareholder) exercising a contractual right to demand registration, as the case may be, proposes to sell; (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities (other than Warrants) that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect on such registration, which such number shall be allocated pro rata among the Institutional Holders that have requested to participate in such registration based on the relative number of Registrable Securities (other than Warrants) then held by each such Institutional Holder (provided, however, that any securities thereby allocated to an Institutional Holder that exceed such Qualified Holder’s request shall be reallocated among the remaining requesting Institutional Holders in like manner); (iii) third, and only if all the securities referred to in clause (ii) have been included, the number of Registrable Securities (other than Warrants) that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect on such registration, which such number shall be allocated pro rata among the Shareholders (excluding the Institutional Holders) that have requested to participate in such registration based on the relative number of Registrable Securities (other than Warrants) then held by each such Shareholder (provided that any securities thereby allocated to a Shareholder that exceed such Shareholder’s request shall be reallocated among the remaining requesting Shareholders in like manner); and (iv) fourth, and only if all of the Registrable Securities referred to in clause (iii) have been included in such registration, any other securities eligible for inclusion in such registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect on such registration.

SECTION 4.                            Shelf Registration Rights.

(a)                                 Upon the written request (a “Shelf Notice”) of one or more Qualified Holders pursuant to Section 4(e) below, at any time after one hundred eighty (180) days following the Company Initial Public Offering, the Company will use all commercially reasonable efforts to file with the SEC within forty five (45) days after such request, and thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, a shelf registration statement which covers all of the Registrable Securities of such Qualified Holders specified in such request on Form S-3 under the Securities Act, if such form is then available for use by the Company for purposes of an offering on a continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC (a

“Shelf Registration Statement”) relating to the offer and sale of the Registrable Securities by such Qualified Holders from time to time.

(b)                                 Notwithstanding the foregoing, if the Company shall furnish to such Qualified Holders a certificate signed by the chief investment officer or another responsible officer of the Company stating that in the good faith judgment of the Management Committee of the Management Company, the filing of such registration statement would materially interfere with or otherwise adversely affect in any material respect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company, or that would be materially detrimental to the Company and its stockholders because such filing would (A) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (B) render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of such Qualified Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12)-month period.

(c)                                  Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4 during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 2 or 3 hereof; provided, however, that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

(d)                                 The Company will use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be usable by the applicable Shelf Holders as a selling security holder in such Shelf Registration Statement until the earliest of (A) the date as of which all Registrable Securities of the Shelf Holders have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (B) the date as of which each Shelf Holder is permitted to sell its Registrable Securities without registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and (C) such shorter period as such Qualified Holders and the Company shall agree in writing (such period of effectiveness, the “Shelf Period”).  Subject to Section 4(b), the Company shall not be deemed to have used its reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such act or omission is (A) a suspension permitted pursuant to Section 4(b) or (B) required by applicable law, rule or regulation.

(e)                                  Promptly upon delivery of any Shelf Notice pursuant to Section 4(a) (but in no event more than ten (10) days thereafter), the Company shall deliver a written notice of such Shelf Notice to the holders of Registrable Securities (other than such Qualified Holder) and the Company shall include in such Shelf Registration all such Registrable Securities of such other holders which the Company has received a written request for inclusion therein within ten (10) days after such written notice is delivered to such holders of Registrable Securities (each such Shareholder delivering such a request, a “Shelf Holder”).  If the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a holder may request the inclusion of an amount of such holder’s Registrable Securities in such Shelf Registration Statement at any time or from time to time after the filing of a Shelf Registration Statement, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such holder shall be deemed a Shelf Holder.

(f)                                   An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by a Qualified Holder (an “Initiating Shelf Take-Down Holder”).  If the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable.  Such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering.  Promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than five (5) days thereafter), the Company shall promptly deliver a written notice (an “Underwritten Shelf Take-Down Notice”) of such Underwritten Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder) and whether such Underwritten Shelf Take-Down shall be (i) an offering of Registrable Securities consisting of Warrants or (ii) an offering of Registrable Securities other than Warrants.  If the Underwritten Shelf Take-Down shall be demanded by clause (i) or clause (ii) above, no holder shall have the right to include in such offering any Registrable Security other than those demanded to be offered pursuant to the applicable clause as set forth in more detail below.  The Company shall include in such Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such holder to be offered and sold pursuant to such Underwritten Shelf Take-Down, for inclusion therein within five (5) days after the date that such Underwritten Shelf Take-Down Notice has been delivered; provided, however, that (i) if an Underwritten Shelf Take-Down is an offering of Registrable Securities consisting of Warrants, no Registrable Securities other than Warrants shall be included in such offering; and (ii) if an Underwritten Shelf Take-Down is an offering of Registrable Securities other than Warrants, no Registrable Securities consisting of Warrants shall be included in such offering. The provisions of Section 2(b) (exclusive of the first sentence thereof) shall apply to any underwritten offering pursuant to this Section 4(f).

(g)                                  Any such notice delivered to the Company pursuant to Section 4(a) above shall specify the number of Registrable Securities proposed to be sold, which shall have an anticipated aggregate offering price of not less than $5,000,000 based on the closing sale price of the Registrable Securities on the trading day immediately preceding the date of such notice, and the intended method of disposition thereof.  The Company shall use all commercially reasonable efforts to promptly file any required amendment(s) to the Shelf Registration Statement in order to facilitate any sales of Registrable Securities as described above.

SECTION 5.                            Obligations of the Company.  Whenever required under Sections 2, 3 or 4 to effect the registration of any Registrable Securities, the Company shall:

(a)                                 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period ending (A) upon the earlier of one hundred twenty (120) days or the completion of the distribution contemplated in the registration statement, in the case of a registration pursuant to Sections 2 or 3 of this Agreement and (B) the Shelf Period in the case of a Shelf Registration Statement filed pursuant to Section 4 of this Agreement; provided, however, that before filing such registration statement or amendments thereto, the Company will furnish to the holders of Registrable Securities proposed to be included in any such registration statement copies of all such documents proposed to be filed and afford such holders a reasonable opportunity to comment thereon;

(b)                                 Subject to Section 5(a) above, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition set forth in the applicable registration statement, or the applicable amount of time as set forth in Section 5(a) for which such registration statement is required to be kept effective;

(c)                                  Furnish to the holders of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders of Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

(e)                                  In the event of any underwritten public offering, use all commercially reasonable efforts to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and, in connection therewith, the Company shall cooperate with the underwriter and shall attend such meetings and travel to such places to aid in the marketing of such underwritten public offering as the underwriters may reasonably request;

(f)                                   Notify each holder of Registrable Securities covered by such registration statement at any time when the Company is notified or becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                  Use all commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereto be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(i)                                     In the event of an underwritten public offering, use all commercially reasonable efforts to obtain, at the request of any holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration effected pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities; and

(j)                                    Take such other customary and reasonable actions as the holders of a majority of the Registrable Securities to be registered or the underwriters, if any, reasonably request in order to facilitate the distribution of such Registrable Securities.

SECTION 6.                            Furnish Information.

(a)                                 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such holder’s Registrable Securities; provided, however, that under no circumstances will any selling holder be obligated to make representations or provide indemnities except with respect to information reasonably required with respect to itself, the securities proposed to be sold by it and the intended method of disposition of such securities by such holder, or such other representations as required by law.

(b)                                 Notwithstanding anything herein to the contrary, the Company shall have no obligation with respect to any registration requested pursuant to Section 2 if, due to the operation of Section 2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2(a).

SECTION 7.                            Expenses of Registration.  All expenses (other than underwriting discounts and commissions, which shall be borne by the holders of the applicable Registrable Securities) incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 or 4, including (without limitation) all registration, filing and qualification fees, SEC and state “Blue Sky” filings, printers’ and accounting fees (including the cost of “cold comfort” letters, if required), fees and disbursements of counsel for the Company and fees and disbursements of one counsel for all the holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the initiating Qualified Holders (in which case all participating holders shall severally and proportionately bear such expenses), unless the initiating Qualified Holders agree to forfeit their right to one demand registration pursuant to Section 2 for each such withdrawal.

SECTION 8.                            Underwriting Requirements.  Notwithstanding anything herein to the contrary, in connection with any offering involving an underwriting of equity interests of the Company, the Company shall not be required under Sections 2, 3 or 4 to include any of the Shareholders’ Registrable Securities in such underwriting unless such Shareholders accept the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided, however, that under no circumstances will the holders be obligated to make representations or provide indemnities except with respect to information reasonably required to be furnished pursuant to Section 6(a) or such other representations as required by law.

SECTION 9.                            Delay of Registration.  No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

SECTION 10.                     Market Stand-Off Agreement.  The Company and each holder of Registrable Securities agree, in the event requested by the managing underwriter(s) in connection with an underwritten public offering of securities of the Company, (a) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Company of the same or a similar class as the securities of the Company that are the subject of such underwritten public offering (other than those securities included in such public offering) without the prior written consent of the managing underwriter(s) for a period equal to the shorter of (i) forty-five (45) days in the case of any underwritten public offering and (ii) the period requested by the managing underwriter(s); and (b) to execute an agreement reflecting (a) above as may be reasonably requested by such managing underwriter(s).

SECTION 11.                     Indemnification.  In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

(a)                                 To the full extent permitted by law, the Company will indemnify and hold harmless each holder of Registrable Securities, and each officer, director, employee, Affiliate and each Person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act (any of the foregoing Persons, an “Indemnified Party”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act or any state securities law; and, the Company will pay to each Indemnified Party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned); provided further, however, that the Company shall not be liable to an Indemnified Party in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is directly based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Indemnified Party pursuant to Section 6(a) expressly for use in connection with such registration, or which results from the failure of an Indemnified Party to deliver a final, amended or supplemental prospectus that was furnished to such Indemnified Party and required to be delivered if the Violation would not have occurred if the delivery by such Indemnified Party had been made.

(b)                                 To the full extent permitted by law, each selling holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, officers, employees and Affiliates, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other holder selling securities in such registration statement and any controlling Person of any such other holder (any of the foregoing Persons, an “Indemnified Person(s)”), against any losses, claims, damages or liabilities (joint or several) to which any of such Indemnified Persons may become subject under the Securities Act, or the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are directly based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder pursuant to Section 6(a) expressly for use in connection with such registration; and each such holder will pay, as incurred, any legal or other expenses reasonably incurred by any such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld, delayed or conditioned.  In no event shall any indemnity under this Section 11(b) exceed the gross proceeds from the offering received by such holder.

(c)                                  Promptly after receipt by an Indemnified Party or Indemnified Person, as applicable (the applicable Indemnified Party or Indemnified Person, an “Indemnified Beneficiary”) under this Section 11(c) of written notice of the commencement of any action (including any governmental action), such Indemnified Beneficiary will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11(c), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of the action with respect to such claim with counsel mutually and reasonably satisfactory to the parties; provided, however, that an Indemnified Beneficiary (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, reasonably acceptable to the indemnifying party, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such Indemnified Beneficiary by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Beneficiary and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, only if such failure materially prejudices the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the extent of such material prejudice to the Indemnified Beneficiary under this Section 11, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that the indemnifying party may have to any Indemnified Beneficiary otherwise than under this Section 11.

(d)                                 If the indemnification provided for in this Section 11 is unavailable to an Indemnified Beneficiary with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Beneficiary hereunder, shall contribute to the amount paid or payable by such Indemnified Beneficiary as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Beneficiary on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the Indemnified Beneficiary shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Beneficiary and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any Indemnified Beneficiary hereunder has executed such underwriting agreement or otherwise has consented in writing to such provisions in the underwriting agreement.

(f)                                   The obligations of the Company and the holders of Registrable Securities under this Section 11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

SECTION 12.                     No Inconsistent Agreements.  The Company represents, warrants and covenants and agrees that it has not granted, and shall not grant, registration rights with respect to any securities of the Company that would conflict with its obligations under the terms of this Agreement or that would grant any Person the right to include any securities in any demand registration effected pursuant to Section 2 of this Agreement.

SECTION 13.                     Miscellaneous.

(a)                                 Amendments and Waivers.  Except as otherwise provided in the following sentence, any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Company and the Qualified Holders holding a majority of the then-outstanding Registrable Securities (assuming the issuance of Common Stock upon exercise at such time for cash of all then outstanding Warrants) held by all Qualified Holders; provided, however, that any amendment or waiver that would affect the rights, benefits or obligations of any Manager Plan Investor shall also require the written consent of the Manager Plan Investors holding a majority of the then-outstanding Registrable Securities held by Manager Plan Investors at the time of determination but only if such amendment, modification or waiver would (or could reasonably foreseeably with the passage of time) materially and adversely affect such rights, benefits or obligations of the Manager Plan Investors.  Notwithstanding anything to the contrary herein, (i) the Qualified Holders may, in accordance with Section 13(c) below and upon written notice to the Company and all Shareholders then listed on Schedule II and III, revise Schedules I or III; and (ii) the Company may, in accordance with Section 13(d) below and upon written notice to all Shareholders then listed on Schedules I and III, revise Schedule II.

(b)                                 Expenses.  Except as otherwise expressly provided herein, all costs and expenses incurred by a party in connection with the negotiation, execution and delivery of this Agreement shall be paid by the Person incurring such cost or expense.

(c)                                  Successors and Assigns.  The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of (i) the Company and (ii) the Qualified Holders holding a majority of the then-outstanding Registrable Securities (assuming the issuance of Common Stock upon exercise at such time for cash of all then outstanding Warrants) held by all Qualified Holders; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by any Qualified Holder to any transferee of Registrable Securities.

(i)                                     Upon a transfer of Registrable Securities from a Qualified Holder to a transferee that is an Affiliate of an XL Fund Entity, such transferee shall, with the consent of the transferring Qualified Holder, be treated as a Qualified Holder for all purposes of this Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, however, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to the Qualified Holders holding a majority of the then-outstanding Registrable Securities (assuming the issuance of Common Stock upon exercise at such time for cash of all then outstanding Warrants) held by all Qualified Holders, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents such Qualified Holders determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a holder of Registrable Securities for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring holder with respect to the transferred Registrable Securities (except that if the transferee was already a holder of Registrable Securities prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to the other Registrable Securities held by such transferee prior to such transfer).  Upon the execution and delivery of a joinder agreement from such holder, the Qualified Holders will revise Schedule I hereof to include the name and address of such Person. The XL Fund Investor represents and warrants to the Company and each Shareholder that any Person listed on Schedule I is an Affiliate of an XL Fund Entity.

(ii)                                  Upon a transfer of Registrable Securities from a Qualified Holder to a transferee that is not an Affiliate of an XL Fund Entity, such transferee shall, with the consent of the transferring Qualified Holder, be treated as an XL Transferee Investor for all purposes of this Agreement; provided, however, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to the Qualified Holders holding a majority of the then-outstanding Registrable Securities (assuming the issuance of Common Stock upon exercise at such time for cash of all then outstanding Warrants) held by all Qualified Holders, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents such Qualified Holders determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a holder of Registrable Securities for all purposes of this Agreement, with the rights, benefits and obligations hereunder as an XL Transferee Investor (except that if the transferee was already a holder of Registrable Securities prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to the other Registrable Securities held by such transferee prior to such transfer).  Upon the execution and delivery of a joinder agreement from such holder, the Qualified Holders will revise Schedule III hereof to include the name and address of such Person.

(iii)                               If an XL Transferee Investor was transferred Registrable Securities by one or more Qualified Holders representing at least ten percent (10%) of the Qualified Holder’s common stock interest, the XL Transferee Investor will have the rights, benefits and obligations hereunder as a “Significant XL Transferee Investor.” Upon the execution and delivery of a joinder agreement from such holder in accordance with Section 13(c)(ii), the Qualified Holders will revise Schedule III hereof to indicate that such holder is a Significant XL Transferee Investor. The XL Fund Investor represents and warrants to the Company and each Shareholder that any Person listed on Schedule III as a “Significant XL Transferee Investor” is in fact such an Investor as defined herein and that all Significant XL Transferee are set forth in such Schedule.

(d)                                 Common Stock Issued Pursuant to the Manager Equity Plan.  Holders of Common Stock issued pursuant to the Manager Equity Plan (regardless of whether such shares of Common Stock were issued to the holder directly by the Company or through the Management Company in accordance with the terms of the Manager Equity Plan) shall be treated as a Manager Plan Investor for all purposes of this Agreement; provided, however, that such holder shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Company determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a holder of Registrable Securities for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as a Manager Plan Investor (except that if the transferee was already a holder of Registrable Securities prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to the other Registrable Securities held by such transferee prior to such transfer).  Upon the execution and delivery of a joinder agreement from such holder, the Company will revise Schedule II hereof to include the name and address of such Person and give the notice required by Section 13(a).  For clarity, the provisions of this Section 13(d) shall not apply to any shares of Common Stock held by the XL Fund Investor or any of its Affiliates or any XL Transferee Investors, regardless of whether issued pursuant to the Manager Equity Plan.

(e)                                  No Waiver.  No failure or delay by any party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(f)                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(g)                                  Venue.  EXCLUSIVE VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT SHALL BE MAINTAINED IN NEW YORK, NEW YORK.  EACH PARTY HERETO HEREBY CONSENTS TO PERSONAL JURISDICTION AND SERVICE OF PROCESS IN THE STATE OF NEW YORK FOR MATTERS THAT ARISE OUT OF THIS AGREEMENT.

To the extent permitted by applicable law, each party hereto waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the personal jurisdiction and service of process in the State of New York, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement, or the subject matter hereof, may not be enforced in or by any court of competent jurisdiction located within the State of New York.

(h)                                 Submission to Jurisdiction; Waiver of Jury Trial.  No proceeding related to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each other party hereto hereby consents to the jurisdiction of such courts and personal service with respect thereto.  The Company and each other party hereto hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and each other party hereto agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and such other party and may be enforced in any other courts in the jurisdiction of which the Company and such other party are or may be subject, by suit upon such judgment.

(i)                                     Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 11, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

(j)                                    Limitation on Damages.  No punitive or consequential damages may be awarded in any action, suit or proceeding arising under or as a result of this Agreement.

(k)                                 Severability.  Any term or provision of this Agreement that is determined to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

(l)                                     Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery or any courier guaranteeing overnight delivery (such as FedEx), addressed to the applicable party at the address set forth below and as set forth on Schedules I, II and III, or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

(i)                                     if to the XL Fund Entity

XL Investments Ltd
O’Hara House
One Bermudiana Road
Hamilton HM 08 Bermuda
Attention: Corporate Secretary
Telecopy: (441) 295-2840
Telephone: (441) 294-7473

with a copy to:

XL Group Investments LLC
1540 Broadway, 25th Floor
New York, New York 10036
Attention: General Counsel
Telecopy: (212) 287-0195
Telephone: (212) 915-6140

(ii)                                  if to the Management Company or the Company:

Oak Circle Capital Partners LLC
641 Lexington Avenue, Suite 1432
New York, New York 10022
Attention: David Oston, Chief Financial Officer
Telecopy: (212) 634-6301
Telephone: (212) 328-9521

with a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Kenneth G.M. Mason, Esq.
Telecopy: (212) 836-6630
Telephone: (212) 836-7630

(m)                             Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(n)                                 Entire Agreement.  This Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes the Prior Agreement and all other prior agreements and understandings with respect to the subject matter of this Agreement, whether oral or written, and there are no other representations, warrantees, covenants or other agreements except as stated or referred to herein or therein.

(o)                                 Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the parties executing the counterparts had all executed one instrument.  This Agreement may be executed and delivered by facsimile, and any such facsimile shall be treated for all purposes of this Agreement as an original.

(p)                                 No Partnership Intended.  The parties hereto do not intend to be partners to one another or partners to any third party solely as a result of the operation of this Agreement.

(q)                                 Joinder.  Any Person that holds Common Stock may, with the prior written consent of the Qualified Holders holding a majority of the then-outstanding Registrable Securities held by all Qualified Holders, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance acceptable to such Qualified Holders, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents such Qualified Holders determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a holder of Registrable Securities for all purposes of this Agreement.

(r)                                    Term.  This Agreement shall terminate with respect to any Shareholder (i) for those Shareholders that beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) less than one percent (1%) of the Company’s outstanding Common Stock (giving effect, for the avoidance of doubt, and by example, to any shares of Common Stock issuable within sixty (60) days upon exercise of the Warrants), if all of the Registrable Securities then owned by such Shareholder could be sold in any ninety (90)-day period pursuant to Rule 144 under the Securities Act, (ii) as to any Shareholder, if all of the Registrable Securities held by such Shareholder have been sold in a registration pursuant to the Securities Act or pursuant to an exemption therefrom or (iii) with respect to any Employee Shareholder, on the date on which such Employee Shareholder ceases to be an officer, director, employee or consultant to the Company or any of its subsidiaries.  Notwithstanding the foregoing, the provisions of Sections 1, 7, 9, 11 and 13 shall survive any such termination.  Upon the written request of the Company, each Shareholder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Shareholder.

(s)                                   General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(ii)                                  accounting terms not otherwise defined herein have the meanings given to them in the United States in accordance with GAAP;

(iii)                               references herein to “Sections”, “clauses”, “paragraphs” and other subdivisions with reference to a document are to designated Sections, clauses, paragraphs and other subdivisions of this Agreement;

(iv)                              a reference to a clause or paragraph without further reference to a Section is a reference to such clause or paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(v)                                 the words “herein”, “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)                              the term “include” or “including” shall mean without limitation by reason or enumeration; and

(vii)                           the term “or” is used in the inclusive sense of “and/or.”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement this 18th day of December, 2012.

FIVE OAKS INVESTMENT CORP.

By:	/s/ David Oston
Name: David Oston
Title: Chief Financial Officer

XL INVESTMENTS LTD

By:	/s/ Stuart Clare
Name: Stuart Clare
Title: Senior Vice President and Director

OAK CIRCLE CAPITAL PARTNERS LLC

By:	/s/ David Oston
Name:	David Oston
Title:	Chief Financial Officer

/s/ David Carroll
David Carroll

/s/ Paul Chong
Paul Chong

/s/ Darren Comisso
Darren Comisso

/s/ Thomas Flynn
Thomas Flynn

/s/ David Oston
David Oston

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule I

Qualified Holders

Investor Name and Address

XL Investments Ltd
O’Hara House
One Bermudiana Road
Hamilton HM 08 Bermuda
Attention: Corporate Secretary
Telecopy: (441) 295-2840
Telephone: (441) 294-7473

The date of this Schedule I is December 18, 2012; any Schedule I bearing a date later in time and revised in accordance with Section 13 shall supersede in its entirety any Schedule bearing an earlier date.

Schedule II

Manager Plan Investors

Investor Name and Address
David Carroll
Paul Chong
Darren Comisso
Thomas Flynn
David Oston
all, c/o Oak Circle Capital Partners LLC
641 Lexington Avenue, Suite 1432
New York, New York 10022
Telecopy: (212) 634-6301
Telephone: (212) 328-9521

The date of this Schedule II is December 18, 2012; any Schedule II bearing a date later in time and revised in accordance with Section 13 shall supersede in its entirety any Schedule bearing an earlier date.

Schedule III

XL Transferee Investors

[None]

*  indicates Significant XL Transferee Investors

The date of this Schedule III is December 18, 2012; any Schedule III bearing a date later in time and revised in accordance with Section 13 shall supersede in its entirety any Schedule bearing an earlier date.

The date of this Schedule III is December       , 2012; any Schedule III bearing a date later in time and revised in accordance with Section 13 shall supersede in its entirety any Schedule bearing an earlier date.